UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2010

BCB BANCORP, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, NJ 07002

(Address of principal executive offices)

(201) 823-0700

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 6, 2010, BCB Bancorp, Inc. (“BCB Bancorp”) completed its merger with Pamrapo Bancorp, Inc. (“Pamrapo Bancorp”) as contemplated by the Agreement and Plan of Merger by and between BCB Bancorp and Pamrapo Bancorp dated June 29, 2009, as amended November 5, 2009, and as further amended June 30, 2010 (the “Agreement”). Under the terms of the Agreement, each share of Pamrapo Bancorp common stock will be converted into the right to receive one share of BCB Bancorp common stock. The transaction is valued at approximately $38.8 million based on BCB Bancorp’s closing share price of $7.87 per share on July 2, 2010.

The preceding paragraph is qualified in its entirety by reference to the Agreement, incorporated by reference in Exhibit 2.1 to this Form 8-K and a press release dated July 6, 2010, attached as Exhibit 99.1 to this Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 6, 2010, James Collins retired as a Senior Lending Officer of BCB Bancorp and BCB Community Bank. In addition, as a result of the merger and pursuant to the Agreement, the services of Thomas Coughlin and Dr. August Pellegrini, Jr. as directors of BCB Bancorp and BCB Community Bank concluded effective July 6, 2010.

(c) As a result of the merger and pursuant to the Agreement, Kenneth Walter, the former Vice President, Treasurer and Chief Financial Officer, and Interim President and Chief Executive Officer of Pamrapo Bancorp and Pamrapo Savings Bank, S.L.A (“Pamrapo Savings Bank”), will serve as Chief Financial Officer of BCB Bancorp and BCB Community Bank. In connection with the appointment of Mr. Walter to his executive position, BCB Community Bank entered into an employment agreement with Mr. Walter, as disclosed in Item 5.02(e) below. Mr. Walter has served as Vice President, Treasurer, and Chief Financial Officer of Pamrapo Bancorp and Pamrapo Savings Bank since 2001 and as Interim President and Chief Executive Officer of Pamrapo Bancorp and Pamrapo Savings Bank since 2009. Mr. Walter has also served as Controller and as an Internal Auditor of Pamrapo Bancorp and Pamrapo Savings Bank. There have been no transactions between BCB Bancorp (or BCB Community Bank) and Mr. Walter of a nature reportable pursuant to Item 404 of SEC Regulation S-K.

(d) As a result of the merger and pursuant to the Agreement, Robert Hughes, the former Vice President of Pamrapo Bancorp, and Mr. Walter have been appointed to the board of directors of BCB Bancorp and BCB Community Bank. No determination has been made as to any board committees to which Messrs. Hughes and Walter may be appointed. There have been no transactions between BCB Bancorp (or BCB Community Bank) and Messrs. Hughes and Walter of a nature reportable pursuant to Item 404 of SEC Regulation S-K.

(e) Employment Agreements. On July 6, 2010, BCB Community Bank entered into an employment agreement with Messrs. Mindiak, Coughlin, and Walter. Each employment agreement has an initial term for three years, and will renew on a daily basis so that the remaining term is three years, unless notice of non-renewal is provided. BCB Community Bank will pay Messrs. Mindiak, Coughlin, and Walter an annual base salary of $217,500, $195,000, and $180,000, respectively, plus a bonus up to 50% of the executive’s annual salary in a performance bonus each year. Mr. Mindiak will be eligible to receive a bonus payment in the amount of $125,000 during the first calendar year in which his employment agreement takes effect. In addition, Messrs. Mindiak, Coughlin, and Walter are entitled to participate in incentive compensation and bonus plan arrangements and employee benefit plans offered by BCB Community Bank, and will be reimbursed for business expenses incurred.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event the executive resigns during the term of the agreement for “good reason” (as defined therein), each executive will be entitled to a severance payment equal to three times the sum of his average base salary during the three years prior to termination and average rate of bonus awarded to him during the prior three years, payable in a single cash lump sum distribution. In addition, BCB Community Bank will continue to provide for 36 months, at BCB Community Bank’s expense, life insurance coverage and non-taxable medical and dental coverage substantially comparable to the coverage maintained for the executive prior to his termination date. Upon the occurrence of a change in control of BCB Bancorp or BCB Community Bank, each executive will be entitled to receive a change in control payment equal to three times the sum of his average base salary during the three years prior to termination and average rate of bonus awarded to him during the prior three years, payable in a single cash lump sum distribution within 30 days following the change in control.

Upon termination of employment other than following a change in control, each executive agrees not to compete with BCB Bancorp or BCB Community Bank for one year following his termination within 25 miles of the locations in which BCB Bancorp or BCB Community Bank has business operations or has filed an application for regulatory approval to establish an office.

The foregoing description of each employment agreement is qualified in its entirety by reference to the employment agreements that are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 of this Form 8-K, and are incorporated by reference into this Item 5.02.

Executive Agreement with Kenneth Walter. On July 6, 2010, BCB Bancorp and BCB Community Bank entered into an executive agreement with Mr. Walter. Under the executive agreement, in the event of a change in control of BCB Bancorp or BCB Community Bank, Mr. Walter would be entitled to a gross-up payment to cover applicable excise taxes, if any, on the compensation or benefits paid by BCB Bancorp or BCB Community Bank that are considered “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code such that the net amount retained by Mr. Walter after the deduction of the excise and other applicable taxes on the gross-up payment would equal the amount of compensation or benefits due to Mr. Walter. The foregoing description of the executive agreement is qualified in its entirety by reference to the executive agreement that is attached hereto as Exhibit 10.4 of this Form 8-K, and is incorporated by reference into this Item 5.02.

Acknowledgment and Release Agreements. On July 6, 2010, BCB Bancorp and BCB Community Bank entered into acknowledgment and release agreements with Messrs. Mindiak and Coughlin. Under each acknowledgment and release agreement, Messrs. Mindiak and Coughlin acknowledged and agreed that, as of July 6, 2010, their existing change in control agreements with BCB Community Bank and BCB Bancorp was terminated without any further action of any party thereto and superseded by their employment agreements that were entered into with BCB Community Bank on July 6, 2010 (as described above). The foregoing descriptions of each acknowledgment and release agreement is qualified in its entirety by reference to the acknowledgment and release agreements that are attached hereto as Exhibit 10.5 and Exhibit 10.6 of this Form 8-K, and is incorporated by reference into this Item 5.02.

Consulting Agreement with Dr. August Pellegrini, Jr.. On July 6, 2010, BCB Bancorp and BCB Community Bank entered into a consulting agreement with Dr. August Pellegrini, Jr. in connection with his departure from the board of directors of BCB Bancorp and BCB Community Bank. Dr. Pellegrini will provide consulting services to BCB Bancorp and BCB Community Bank in order to assist with any personnel and business integration issues that may arise in connection with BCB Bancorp’s acquisition of Pamrapo Bancorp and also with other banking-related services as reasonably requested by BCB Bancorp or BCB Community Bank. The consulting agreement is for a term of three years, commencing on July 6, 2010, and ending on the third anniversary date thereafter. Under the consulting agreement, BCB Community Bank will pay Dr. Pellegrini an annual consulting fee of $40,000, payable in equal quarterly installments. Dr. Pellegrini will forfeit his remaining consulting fees if he terminates his services, including due to death or disability, or if he is terminated for “cause” (as defined in the consulting agreement), prior to the completion of the term of his agreement. Dr. Pellegrini will not be able to compete with BCB Bancorp and BCB Community Bank during the term of the consulting agreement and for one year thereafter within 25 miles of the locations in which BCB Bancorp or BCB Community Bank has business operations or has filed an application for regulatory approval to establish an office. The foregoing description of the consulting agreement is qualified in its entirety by reference to the consulting agreement that is attached hereto as Exhibit 10.7 of this Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired:

(i)	The Consolidated Statements of Financial Condition as of December 31, 2009 and 2008, Consolidated Statements of Operations for the years ended December 31, 2009, 2008, and 2007, Consolidated Statements of Changes in Stockholders’ Equity for years ended December 31, 2009, 2008, and 2007, Consolidated Statements of Cash Flows for years ended December 31, 2009, 2008, and 2007, and Report of Independent Registered Public Accounting Firm are incorporated herein by reference by Exhibit 99.2.

(b)	Pro Forma Financial Information: Unaudited Combined Consolidated Pro Forma Data will be provided by BCB Bancorp, Inc. by an amendment to this Form 8-K as required.

(c)	Shell company transactions: Not applicable.

(d)	Exhibits:

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger by and between BCB Bancorp and Pamrapo Bancorp dated June 29, 2009 (incorporated by reference to Exhibit 2.1 to BCB Bancorp’s Current Report on Form 8-K, initially filed with the Securities and Exchange Commission on June 30, 2009 (Commission File No. 000-50275))

Exhibit 10.1	Employment Agreement between BCB Community Bank and Donald Mindiak

Exhibit 10.2	Employment Agreement between BCB Community Bank and Thomas Coughlin

Exhibit 10.3	Employment Agreement between BCB Community Bank and Kenneth Walter

Exhibit 10.4	Executive Agreement between BCB Bancorp, BCB Community Bank, and Kenneth Walter

Exhibit 10.5	Acknowledgment and Release Agreement between BCB Bancorp, BCB Community Bank, and Donald Mindiak

Exhibit 10.6	Acknowledgment and Release Agreement between BCB Bancorp, BCB Community Bank, and Thomas Coughlin

Exhibit 10.7	Consulting Agreement between BCB Bancorp, BCB Community Bank, and Dr. August Pellegrini, Jr.

Exhibit 99.1	Press Released dated July 6, 2010

Exhibit 99.2	Audited Financial Statements of Pamrapo Bancorp (incorporated by reference to Pamrapo Bancorp’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010 (Commission File No. 000-18014))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

Date: July 8, 2010	By:	/S/ DONALD MINDIAK
Donald Mindiak
President and Chief Executive Officer
(Duly Authorized Representative)